October 23, 2019	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FOURTH QUARTER AND
FISCAL YEAR 2019 RESULTS

•	Record quarterly net revenues of $2.02 billion, up 7% over the prior year’s fiscal fourth quarter and 5% over the preceding quarter

•	Record quarterly net income of $265 million, or $1.86 per diluted share, and record adjusted quarterly net income of $284 million(1), or $2.00 per diluted share(1)

•	Record annual net revenues of $7.74 billion, record annual net income of $1.03 billion, and record adjusted annual net income of $1.07 billion(1)

•	Record client assets under administration of $838.3 billion and record net loans at Raymond James Bank of $20.9 billion

•	Record number of Private Client Group financial advisors of 8,011, net increases of 198 over September 2018 and 107 over June 2019

•	Annualized return on equity for the quarter of 16.2%, or 17.3% on an adjusted basis(1), and return on equity for the fiscal year of 16.2%, or 16.7% on an adjusted basis(1)

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $2.02 billion and record net income of $265 million, or $1.86 per diluted share, for the fiscal fourth quarter ended September 30, 2019. Excluding a $19 million goodwill impairment associated with our Canadian Capital Markets business, adjusted quarterly net income was $284 million(1), or $2.00 per diluted share(1). Net revenue growth of 7% over the prior year’s fiscal fourth quarter was largely attributable to higher Private Client Group assets in fee-based accounts and higher net interest income, primarily at Raymond James Bank. The 5% increase in net revenues over the preceding quarter was mostly driven by sequential growth of asset management and related administrative fees, investment banking revenues and tax credit funds revenues.

As previously disclosed, in the fiscal fourth quarter, the firm repurchased approximately 2.13 million shares for $161.2 million, an average price of approximately $75.75 per share. Including these purchases, in fiscal 2019 the firm repurchased approximately 9.83 million shares for $752 million, an average price of approximately $76.50 per share. In total, the firm repurchased approximately 6.5% of shares outstanding at the beginning of the fiscal year and returned total capital of approximately $945 million to shareholders through the combination of dividends and share repurchases. As of October 22, 2019, $750 million remained available under the Board’s current share repurchase authorization announced on August 16, 2019.

For fiscal year 2019, record net revenues of $7.74 billion increased 6%, record net income of $1.03 billion increased 21%, adjusted net income of $1.07 billion(1) increased 11%, and adjusted earnings per diluted share of $7.40(1) increased 14% over fiscal year 2018. Return on equity for the fiscal year was 16.2%, or 16.7%(1) on an adjusted basis.

Please refer to the footnotes at the end of this press release for additional information.

“Especially given the surge in volatility and the decline in the equity markets in the beginning of the fiscal year, we are very pleased with the annual records we achieved for net revenues and earnings, which included record net revenues for all four of our core segments in fiscal 2019,” said Chairman and CEO Paul Reilly. “While lower interest rates and political and economic uncertainties may present significant challenges, we entered fiscal 2020 with records for the number of Private Client Group financial advisors, client assets under administration, and net loans at Raymond James Bank. Furthermore, financial advisor recruiting activity and our investment banking pipeline remain strong.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.38 billion, up 6% over the prior year’s fiscal fourth quarter and 2% over the preceding quarter

•	Quarterly pre-tax income of $143 million, up 9% over the prior year’s fiscal fourth quarter and 2% over the preceding quarter

•	Record annual net revenues of $5.36 billion and record annual pre-tax income of $579 million

•	Record Private Client Group assets under administration of $798.4 billion, up 6% over September 2018 and 1% over June 2019

•	Record Private Client Group assets in fee-based accounts of $409.1 billion, an increase of 12% over September 2018 and 3% over June 2019

•	Record number of Private Client Group financial advisors of 8,011, up 198 over September 2018 and 107 over June 2019

Record net revenues for both the quarter and fiscal year were primarily attributable to higher assets in fee-based accounts, driven by the net addition of financial advisors, equity market appreciation and the increased utilization of fee-based accounts. Private Client Group assets in fee-based accounts reached a new record of $409.1 billion, representing 51% of the segment’s total client assets under administration at the end of the fiscal year.

Clients’ domestic cash sweep balances of $37.7 billion decreased modestly during the fiscal fourth quarter, as balances stabilized following clients’ payments of quarterly fees in July.

“Financial advisor retention remained strong and recruiting momentum rebounded from a slow start to finish the fiscal year with the second best year for recruited production. Furthermore, we reached a record of 8,011 financial advisors, representing increases of 107 for the quarter and 198 for the fiscal year,” said Reilly. “Our consistent success retaining and recruiting financial advisors across all of our affiliation options is a testament to our client-focused culture and award-winning technology platform.”

Capital Markets

•	Record quarterly net revenues of $302 million, up 10% over the prior year’s fiscal fourth quarter and 20% over the preceding quarter

•	Quarterly pre-tax income of $33 million, which was negatively impacted by a $19 million goodwill impairment

•	Record annual net revenues of $1.08 billion, up 12% over fiscal 2018, and annual pre-tax income of $110 million, up 21% over fiscal 2018

•	Quarterly and annual investment banking revenues of $150 million and $564 million, respectively

Record quarterly and annual net revenues were primarily driven by higher investment banking results, a significant improvement in fixed income brokerage revenues, and strong results for the tax credit funds business, which more

Please refer to the footnotes at the end of this press release for additional information.

than offset weakness in equity brokerage revenues. Pre-tax income in the fiscal fourth quarter was negatively impacted by a $19 million goodwill impairment associated with our Canadian Capital Markets business. Additionally, pre-tax income for the fiscal year was negatively impacted by a $15 million loss associated with the sale of the operations related to research, sales and trading of European equities in the first quarter.

“Strong results for M&A, fixed income, and the tax credit funds business drove record revenues for the Capital Markets segment for both the fiscal fourth quarter and fiscal 2019,” said Reilly. “While fourth quarter results were negatively impacted by the goodwill impairment associated with our Canadian Capital Markets business, we remain committed to that business and continue making long-term investments to expand and strengthen our investment banking and sales and trading capabilities in Canada.”

Asset Management

•	Record quarterly net revenues of $178 million, up 3% over the prior year’s fiscal fourth quarter and 1% over the preceding quarter

•	Record quarterly pre-tax income of $69 million, up 8% over the prior year’s fiscal fourth quarter and 6% over the preceding quarter

•	Record annual net revenues of $691 million and record annual pre-tax income of $253 million, representing increases of 6% and 8% over fiscal 2018, respectively

•	Financial assets under management of $143.1 billion, up 2% over September 2018 and flat compared to June 2019

Record results for the Asset Management segment were attributable to the growth of financial assets under management, as equity market appreciation and net inflows into fee-based accounts in the Private Client Group more than offset net outflows at Carillon Tower Advisers.

Raymond James Bank

•	Record quarterly net revenues of $216 million, up 11% over the prior year’s fiscal fourth quarter and essentially flat compared to the preceding quarter

•	Quarterly pre-tax income of $131 million, up 1% over the prior year’s fiscal fourth quarter and down 5% compared to the preceding quarter

•	Record annual net revenues of $846 million and record annual pre-tax income of $515 million, representing increases of 16% and 5% over fiscal 2018, respectively

•	Record net loans of $20.9 billion, up 7% over September 2018 and 1% over June 2019

•	Net interest margin of 3.30% for the quarter, up 3 basis points over the prior year’s fiscal fourth quarter and down 7 basis points compared to the preceding quarter

Record net revenues for the fourth quarter and fiscal year were primarily driven by loan growth, which was helped by the strong growth of residential mortgage loans and securities-based loans to Private Client Group clients. While the Bank’s net interest margin for the fiscal year of 3.32% improved 10 basis points over fiscal 2018, lower short-term interest rates caused the net interest margin to decline during the fourth quarter.

A conference call to discuss the results will take place tomorrow morning, Thursday, October 24th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-671-8037 (conference code: 7591205), or visit www.raymondjames.com/investor-relations/financial-information/quarterly-earnings for a live audio webcast. An audio replay of the call will be available at the same location until January 22, 2020.

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,000 financial advisors. Total client assets are $838 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. 4th Quarter Fiscal 2019	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Net revenues	$2,023	$1,899	$1,927	7%	5%
Pre-tax income	$354	$350	$342	1%	4%
Net income	$265	$263	$259	1%	2%

Earnings per common share: (2)
Basic	$1.90	$1.80	$1.84	6%	3%
Diluted	$1.86	$1.76	$1.80	6%	3%

Non-GAAP measures: (1)
Adjusted pre-tax income	$373	$350	NA	7%	9%
Adjusted net income	$284	$251	NA	13%	10%
Adjusted earnings per share - basic (2)	$2.04	$1.72	NA	19%	11%
Adjusted earnings per share - diluted (2)	$2.00	$1.68	NA	19%	11%

	Twelve months ended
$ in millions, except per share amounts	September 30, 2019	September 30, 2018	% change
Net revenues	$7,740	$7,274	6%
Pre-tax income	$1,375	$1,311	5%
Net income	$1,034	$857	21%

Earnings per common share: (2)
Basic	$7.32	$5.89	24%
Diluted	$7.17	$5.75	25%

Non-GAAP measures: (1)
Adjusted pre-tax income	$1,409	$1,315	7%
Adjusted net income	$1,068	$965	11%
Adjusted earnings per share - basic (2)	$7.56	$6.63	14%
Adjusted earnings per share - diluted (2)	$7.40	$6.47	14%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
4th Quarter Fiscal 2019

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Revenues: (3) (4)
Asset management and related administrative fees	$924	$832	$879	11%	5%
Brokerage revenues:
Securities commissions	355	390	358	(9)%	(1)%
Principal transactions	95	74	93	28%	2%
Total brokerage revenues	450	464	451	(3)%	—
Account and service fees	179	178	183	1%	(2)%
Investment banking	157	152	139	3%	13%
Interest income	320	292	321	10%	—
Other	55	44	27	25%	104%
Total revenues	2,085	1,962	2,000	6%	4%
Interest expense	(62)	(63)	(73)	(2)%	(15)%
Net revenues	2,023	1,899	1,927	7%	5%
Non-interest expenses: (3) (4)
Compensation, commissions and benefits	1,320	1,238	1,277	7%	3%
Non-compensation expenses:
Communications and information processing	95	90	92	6%	3%
Occupancy and equipment costs	59	53	55	11%	7%
Business development	53	47	57	13%	(7)%
Investment sub-advisory fees	24	24	24	—	—
Professional fees (5)	24	26	22	(8)%	9%
Bank loan loss provision/(benefit)	6	6	(5)	—	NM
Other (6) (7)	88	65	63	35%	40%
Total non-compensation expenses	349	311	308	12%	13%
Total non-interest expenses	1,669	1,549	1,585	8%	5%
Pre-tax income	354	350	342	1%	4%
Provision for income taxes	89	87	83	2	7%
Net income	$265	$263	$259	1%	2%

Earnings per common share – basic (2)	$1.90	$1.80	$1.84	6%	3%
Earnings per common share – diluted (2)	$1.86	$1.76	$1.80	6%	3%
Weighted-average common shares outstanding – basic	138.6	145.6	140.4	(5)%	(1)%
Weighted-average common and common equivalent shares outstanding – diluted	141.8	149.5	143.6	(5)%	(1)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
4th Quarter Fiscal 2019

Consolidated Statements of Income (Unaudited)

	Twelve months ended
in millions, except per share amounts	September 30, 2019	September 30, 2018	% change
Revenues: (3) (4)
Asset management and related administrative fees	$3,451	$3,119	11%
Brokerage revenues:
Securities commissions	1,450	1,626	(11)%
Principal transactions	357	329	9%
Total brokerage revenues	1,807	1,955	(8)%
Account and service fees	738	713	4%
Investment banking	596	501	19%
Interest income	1,281	1,044	23%
Other	150	144	4%
Total revenues	8,023	7,476	7%
Interest expense	(283)	(202)	40%
Net revenues	7,740	7,274	6%
Non-interest expenses: (3) (4)
Compensation, commissions and benefits	5,087	4,795	6%
Non-compensation expenses:
Communications and information processing	373	352	6%
Occupancy and equipment costs	218	202	8%
Business development	194	181	7%
Investment sub-advisory fees	94	92	2%
Professional fees (5)	85	74	15%
Bank loan loss provision	22	20	10%
Acquisition and disposition-related expenses (8)	15	4	275%
Other (6) (7)	277	243	14%
Total non-compensation expenses	1,278	1,168	9%
Total non-interest expenses	6,365	5,963	7%
Pre-tax income	1,375	1,311	5%
Provision for income taxes	341	454	(25)%
Net income	$1,034	$857	21%

Earnings per common share – basic (2)	$7.32	$5.89	24%
Earnings per common share – diluted (2)	$7.17	$5.75	25%
Weighted-average common shares outstanding – basic	141.0	145.3	(3)%
Weighted-average common and common equivalent shares outstanding – diluted	144.0	148.8	(3)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Selected Key Metrics
4th Quarter Fiscal 2019	(Unaudited)

	For the period ended
Total company ($ in millions, except per share amounts)	September 30, 2019		September 30, 2018	June 30, 2019
Total assets	$38,830		$37,413	$38,677
Total equity attributable to Raymond James Financial, Inc.	$6,581		$6,368	$6,502
Book value per share (9)	$47.76		$43.73	$46.54
Tangible book value per share (1) (9)	$43.53		$39.52	$42.18
Return on equity - quarter (10)	16.2%		16.8%	16.1%
Adjusted return on equity - quarter (1) (10)	17.3%		16.0%	NA
Return on equity - year to date (10)	16.2%		14.4%	16.2%
Adjusted return on equity - year to date (1) (10)	16.7%		16.0%	16.4%
Total compensation ratio - quarter (11)	65.2%		65.2%	66.3%
Total compensation ratio - year to date (11)	65.7%		65.9%	65.9%
Pre-tax margin - quarter (12)	17.5%		18.4%	17.7%
Adjusted pre-tax margin - quarter (1) (12)	18.4%		NA	NA
Pre-tax margin - year to date (12)	17.8%		18.0%	17.9%
Adjusted pre-tax margin - year to date (1) (12)	18.2%		18.1%	18.1%
Effective tax rate - quarter	25.1%		25.4%	24.4%
Effective tax rate - year to date	24.8%		34.8%	25.1%

Total company capital ratios:
Tier 1 capital	24.8%	(13)	24.3%	24.2%
Total capital	25.7%	(13)	25.3%	25.2%
Tier 1 leverage	15.7%	(13)	15.8%	15.7%

Client asset metrics ($ in billions)	As of			% change from
	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Client assets under administration	$838.3	$790.4	$824.2	6%	2%
Private Client Group assets under administration	$798.4	$755.7	$787.4	6%	1%
Private Client Group assets in fee-based accounts	$409.1	$366.3	$398.0	12%	3%
Financial assets under management	$143.1	$140.9	$143.1	2%	—

Private Client Group financial advisors	As of
	September 30, 2019	September 30, 2018	June 30, 2019
Employees	3,301	3,167	3,228
Independent contractors	4,710	4,646	4,676
Total advisors	8,011	7,813	7,904

Clients’ domestic cash sweep balances ($ in millions)	As of
	September 30, 2019	September 30, 2018	June 30, 2019
Raymond James Bank Deposit Program (“RJBDP”)
RJ Bank	$21,649	$19,446	$21,600
Third-party banks	14,043	15,564	14,425
Subtotal RJBDP	35,692	35,010	36,025
Money market funds (14)	—	3,240	—
Client Interest Program	2,022	2,807	2,130
Total clients’ domestic cash sweep balances	$37,714	$41,057	$38,155

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

	Three months ended			% change from
$ in millions	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Net revenues: (3)
Private Client Group	$1,381	$1,309	$1,351	6%	2%
Capital Markets	302	274	251	10%	20%
Asset Management	178	172	177	3%	1%
RJ Bank	216	195	215	11%	—
Other (15)	7	(12)	(4)	NM	NM
Intersegment eliminations	(61)	(39)	(63)	NM	NM
Total net revenues	$2,023	$1,899	$1,927	7%	5%

Pre-tax income/(loss):
Private Client Group	$143	$131	$140	9%	2%
Capital Markets	33	48	24	(31)%	38%
Asset Management	69	64	65	8%	6%
RJ Bank	131	130	138	1%	(5)%
Other (15)	(22)	(23)	(25)	4%	12%
Pre-tax income	$354	$350	$342	1%	4%

	Twelve months ended
$ in millions	September 30, 2019	September 30, 2018	% change
Net revenues: (3)
Private Client Group	$5,359	$5,093	5%
Capital Markets	1,083	964	12%
Asset Management	691	654	6%
RJ Bank	846	727	16%
Other (15)	5	(15)	NM
Intersegment eliminations	(244)	(149)	NM
Total net revenues	$7,740	$7,274	6%

Pre-tax income/(loss):
Private Client Group	$579	$576	1%
Capital Markets	110	91	21%
Asset Management	253	235	8%
RJ Bank	515	492	5%
Other (15)	(82)	(83)	1%
Pre-tax income	$1,375	$1,311	5%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Revenues: (4)
Asset management and related administrative fees	$757	$674	$718	12%	5%
Brokerage revenues:
Mutual and other fund products	150	168	147	(11)%	2%
Insurance and annuity products	104	106	105	(2)%	(1)%
Equities, ETFs and fixed income products	87	100	94	(13)%	(7)%
Total brokerage revenues	341	374	346	(9)%	(1)%
Account and service fees:
Mutual fund and annuity service fees	84	86	85	(2)%	(1)%
RJBDP fees: (16)
Third-party banks (3)	65	64	67	2%	(3)%
RJ Bank	46	25	44	84%	5%
Client account and other fees	30	26	32	15%	(6)%
Total account and service fees	225	201	228	12%	(1)%
Investment banking	7	10	10	(30)%	(30)%
Interest income	55	53	56	4%	(2)%
All other	7	6	3	17%	133%
Total revenues	1,392	1,318	1,361	6%	2%
Interest expense	(11)	(9)	(10)	22%	10%
Net revenues	1,381	1,309	1,351	6%	2%
Non-interest expenses:
Compensation, commissions and benefits	1,065	1,005	1,042	6%	2%
Non-compensation expenses (3)	173	173	169	—	2%
Total non-interest expenses	1,238	1,178	1,211	5%	2%
Pre-tax income	$143	$131	$140	9%	2%
Pre-tax margin	10.4%	10.0%	10.4%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

Private Client Group

	Twelve months ended
$ in millions	September 30, 2019	September 30, 2018	% change
Revenues: (4)
Asset management and related administrative fees	$2,820	$2,517	12%
Brokerage revenues:
Mutual and other fund products	599	703	(15)%
Insurance and annuity products	412	414	—
Equities, ETFs and fixed income products	378	432	(13)%
Total brokerage revenues	1,389	1,549	(10)%
Account and service fees:
Mutual fund and annuity service fees	334	332	1%
RJBDP fees: (16)
Third-party banks (3)	280	262	7%
RJ Bank	173	92	88%
Client account and other fees	122	111	10%
Total account and service fees	909	797	14%
Investment banking	32	35	(9)%
Interest income	225	193	17%
All other	26	30	(13)%
Total revenues	5,401	5,121	5%
Interest expense	(42)	(28)	50%
Net revenues	5,359	5,093	5%
Non-interest expenses:
Compensation, commissions and benefits	4,123	3,886	6%
Non-compensation expenses (3)	657	631	4%
Total non-interest expenses	4,780	4,517	6%
Pre-tax income	$579	$576	1%
Pre-tax margin	10.8%	11.3%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Revenues: (4)
Brokerage revenues:
Equity	$26	$33	$31	(21)%	(16)%
Fixed income	82	55	73	49%	12%
Total brokerage revenues	108	88	104	23%	4%
Investment banking: (3)
Equity underwriting	28	27	27	4%	4%
Merger & acquisition and advisory	90	97	78	(7)%	15%
Fixed income investment banking	32	18	24	78%	33%
Total investment banking	150	142	129	6%	16%
Interest income	9	8	10	13%	(10)%
Tax credit fund revenues	37	39	16	(5)%	131%
All other	6	4	2	50%	200%
Total revenues	310	281	261	10%	19%
Interest expense	(8)	(7)	(10)	14%	(20)%
Net revenues	302	274	251	10%	20%
Non-interest expenses:
Compensation, commissions and benefits	179	164	160	9%	12%
Non-compensation expenses (3) (6) (7)	90	62	67	45%	34%
Total non-interest expenses	269	226	227	19%	19%
Pre-tax income	$33	$48	$24	(31)%	38%
Pre-tax margin	10.9%	17.5%	9.6%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

Capital Markets

	Twelve months ended
$ in millions	September 30, 2019	September 30, 2018	% change
Revenues: (4)
Brokerage revenues:
Equity	$131	$156	(16)%
Fixed income	283	245	16%
Total brokerage revenues	414	401	3%
Investment banking: (3)
Equity underwriting	100	93	8%
Merger & acquisition and advisory	369	297	24%
Fixed income investment banking	95	76	25%
Total investment banking	564	466	21%
Interest income	38	32	19%
Tax credit fund revenues	86	79	9%
All other	15	14	7%
Total revenues	1,117	992	13%
Interest expense	(34)	(28)	21%
Net revenues	1,083	964	12%
Non-interest expenses:
Compensation, commissions and benefits	665	635	5%
Non-compensation expenses (3) (6) (7) (8)	308	238	29%
Total non-interest expenses	973	873	11%
Pre-tax income	$110	$91	21%
Pre-tax margin	10.2%	9.4%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Revenues: (4)
Asset management and related administrative fees
Managed programs	$121	$118	$120	3%	1%
Administration and other	49	42	45	17%	9%
Total asset management and related administrative fees	170	160	165	6%	3%
Account and service fees	4	6	8	(33)%	(50)%
All other	4	6	4	(33)%	—
Net revenues	178	172	177	3%	1%
Non-interest expenses:
Compensation, commissions and benefits	44	43	47	2%	(6)%
Non-compensation expenses (6)	65	65	65	—	—
Total non-interest expenses	109	108	112	1%	(3)%
Pre-tax income	$69	$64	$65	8%	6%
Pre-tax margin	38.8%	37.2%	36.7%

	Twelve months ended
$ in millions	September 30, 2019	September 30, 2018	% change
Revenues: (4)
Asset management and related administrative fees
Managed programs	$467	$454	3%
Administration and other	178	156	14%
Total asset management and related administrative fees	645	610	6%
Account and service fees	31	28	11%
All other	15	16	(6)%
Net revenues	691	654	6%
Non-interest expenses:
Compensation, commissions and benefits	179	170	5%
Non-compensation expenses (6)	259	249	4%
Total non-interest expenses	438	419	5%
Pre-tax income	$253	$235	8%
Pre-tax margin	36.6%	35.9%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

RJ Bank

	Three months ended			% change from
$ in millions	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Revenues:
Interest income	$243	$222	$246	9%	(1)%
Interest expense	(33)	(33)	(38)	—	(13)%
Net interest income	210	189	208	11%	1%
All other	6	6	7	—	(14)%
Net revenues	216	195	215	11%	—
Non-interest expenses:
Compensation and benefits	13	10	13	30%	—
Non-compensation expenses:
Loan loss provision/(benefit)	6	6	(5)	—	NM
RJBDP fees to PCG	46	25	44	84%	5%
All other	20	24	25	(17)%	(20)%
Total non-compensation expenses	72	55	64	31%	13%
Total non-interest expenses	85	65	77	31%	10%
Pre-tax income	$131	$130	$138	1%	(5)%
Pre-tax margin	60.6%	66.7%	64.2%

	Twelve months ended
$ in millions	September 30, 2019	September 30, 2018	% change
Revenues:
Interest income	$975	$793	23%
Interest expense	(155)	(89)	74%
Net interest income	820	704	16%
All other	26	23	13%
Net revenues	846	727	16%
Non-interest expenses:
Compensation and benefits	49	41	20%
Non-compensation expenses:
Loan loss provision	22	20	10%
RJBDP fees to PCG	173	92	88%
All other	87	82	6%
Total non-compensation expenses	282	194	45%
Total non-interest expenses	331	235	41%
Pre-tax income	$515	$492	5%
Pre-tax margin	60.9%	67.7%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
4th Quarter Fiscal 2019	(Unaudited)

Other

	Three months ended			% change from
$ in millions	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2018	June 30, 2019
Revenues:
Interest income	$21	$14	$12	50%	75%
Gains/(losses) on private equity investments	6	(12)	2	NM	200%
All other	(2)	5	1	NM	NM
Total revenues	25	7	15	257%	67%
Interest expense	(18)	(19)	(19)	(5)%	(5)%
Net revenues	7	(12)	(4)	NM	NM
Non-interest expenses (6)	29	11	21	164%	38%
Pre-tax loss	$(22)	$(23)	$(25)	4%	12%

	Twelve months ended
$ in millions	September 30, 2019	September 30, 2018	% change
Revenues:
Interest income	$63	$42	50%
Gains on private equity investments	14	9	56%
All other	3	9	(67)%
Total revenues	80	60	33%
Interest expense	(75)	(75)	—
Net revenues	5	(15)	NM
Non-interest expenses (6)	87	68	28%
Pre-tax loss	$(82)	$(83)	1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	RJ Bank Selected Key Metrics
4th Quarter Fiscal 2019	(Unaudited)

Raymond James Bank ($ in millions)	As of
	September 30, 2019	September 30, 2018	June 30, 2019
Total assets	$25,705	$23,205	$25,668
Total equity	$2,248	$2,021	$2,198
Bank loans, net	$20,891	$19,518	$20,691
Allowance for loan losses	$218	$203	$215
Allowance for loan losses as a % of loans held for investment	1.04%	1.04%	1.03%
Total nonperforming assets	$46	$28	$56
Nonperforming assets as a % of total assets	0.18%	0.12%	0.22%
Total criticized loans	$285	$233	$197
Criticized loans as a % of loans held for investment	1.36%	1.18%	0.95%

	Three months ended			Twelve months ended
$ in millions	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2019	September 30, 2018
Bank loan loss provision/(benefit)	$6	$6	$(5)	$22	$20
Net charge-offs/(recoveries)	$2	$—	$(1)	$6	$8

	As of
	September 30, 2019		September 30, 2018	June 30, 2019
RJ Bank capital ratios:
Tier 1 capital	13.2%	(13)	12.7%	12.8%
Total capital	14.5%	(13)	13.9%	14.1%
Tier 1 leverage	8.8%	(13)	8.8%	8.8%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	RJ Bank Selected Key Metrics
4th Quarter Fiscal 2019	(Unaudited)

Raymond James Bank Net Interest Analysis

	Three months ended
	September 30, 2019			September 30, 2018			June 30, 2019
$ in millions	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$1,262	$7	2.16%	$708	$3	1.94%	$998	$5	2.36%
Available-for-sale securities	2,995	18	2.37%	2,641	14	2.17%	2,901	18	2.41%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	8,082	92	4.47%	7,860	89	4.43%	8,278	98	4.68%
Commercial real estate construction loans	268	3	5.36%	165	2	5.25%	248	4	5.45%
Commercial real estate loans	3,507	39	4.32%	3,443	38	4.28%	3,359	39	4.53%
Tax-exempt loans (17)	1,281	9	3.40%	1,208	8	3.44%	1,291	9	3.35%
Residential mortgage loans	4,364	35	3.26%	3,700	31	3.35%	4,127	34	3.32%
Securities-based loans and other	3,261	36	4.35%	2,972	33	4.37%	3,125	36	4.64%
Loans held for sale	155	2	4.33%	134	2	4.49%	118	1	4.78%
Total loans, net	20,918	216	4.12%	19,482	203	4.14%	20,546	221	4.30%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	198	2	3.38%	144	2	4.90%	168	2	4.42%
Total interest-earning banking assets	25,373	243	3.81%	22,975	222	3.85%	24,613	246	4.00%
Total interest-bearing banking liabilities	23,087	33	0.56%	20,860	33	0.63%	22,445	38	0.69%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,286	$210		$2,115	$189		$2,168	$208
Net interest margin (net yield on interest-earning banking assets)			3.30%			3.27%			3.37%

	Twelve months ended
	September 30, 2019			September 30, 2018
$ in millions	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$1,239	$28	2.29%	$957	$15	1.57%
Available-for-sale securities	2,872	69	2.39%	2,430	50	2.04%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	8,070	378	4.62%	7,619	326	4.22%
Commercial real estate construction loans	221	12	5.51%	166	8	5.08%
Commercial real estate loans	3,451	159	4.53%	3,231	133	4.06%
Tax-exempt loans (17)	1,284	35	3.36%	1,146	30	3.42%
Residential mortgage loans	4,091	135	3.30%	3,448	109	3.16%
Securities-based loans and other	3,139	145	4.57%	2,690	111	4.09%
Loans held for sale	151	7	4.73%	126	5	4.01%
Total loans, net	20,407	871	4.26%	18,426	722	3.93%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	172	7	4.01%	138	6	4.33%
Total interest-earning banking assets	24,690	975	3.95%	21,951	793	3.62%
Total interest-bearing banking liabilities	22,505	155	0.69%	19,983	89	0.44%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,185	$820		$1,968	$704
Net interest margin (net yield on interest-earning banking assets)			3.32%			3.22%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
4th Quarter Fiscal 2019

Reconciliation of GAAP measures to non-GAAP measures (Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. In the table below, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Three months ended		Twelve months ended
$ in millions, except per share amounts	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income:	$265	$263	$1,034	$857
Non-GAAP adjustments:
Acquisition and disposition-related expenses (8)	—	—	15	4
Other expenses: goodwill impairment (7)	19	—	19	—
Tax effect of non-GAAP adjustments	—	—	—	(1)
Impact of the Tax Act (18)	—	(12)	—	105
Total non-GAAP adjustments, net of tax	19	(12)	34	108
Adjusted net income	$284	$251	$1,068	$965

Pre-tax income:	$354	$350	$1,375	$1,311
Pre-tax non-GAAP adjustments (as detailed above)	19	—	34	4
Adjusted pre-tax income	$373	$350	$1,409	$1,315
Pre-tax margin (12)	17.5%	18.4%	17.8%	18.0%
Adjusted pre-tax margin (12)	18.4%	NA	18.2%	18.1%
Earnings per common share: (2)
Basic	$1.90	$1.80	$7.32	$5.89
Diluted	$1.86	$1.76	$7.17	$5.75
Adjusted basic	$2.04	$1.72	$7.56	$6.63
Adjusted diluted	$2.00	$1.68	$7.40	$6.47
Return on equity:
Average equity (19)	$6,542	$6,263	$6,392	$5,949
Return on equity (10)	16.2%	16.8%	16.2%	14.4%
Adjusted average equity (19)	$6,551	$6,257	$6,408	$6,043
Adjusted return on equity (10)	17.3%	16.0%	16.7%	16.0%

	As of
	September 30, 2019	September 30, 2018	June 30, 2019
Book value per share:
Total equity attributable to Raymond James Financial, Inc.	$6,581	$6,368	$6,502
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	611	639	635
Deferred tax assets	(28)	(27)	(26)
Tangible total equity	$5,998	$5,756	$5,893
Common shares outstanding	137.8	145.6	139.7
Book value per share (9)	$47.76	$43.73	$46.54
Tangible book value per share (9)	$43.53	$39.52	$42.18

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
4th Quarter Fiscal 2019

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments for the three months ended June 30, 2019; therefore, percent changes are calculated based on non-GAAP results for the three months ended September 30, 2019 as compared to GAAP results for the three months ended June 30, 2019.

2.
Computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

3.
Effective October 1, 2018, we adopted ASU 2014-09 “Revenues from Contracts With Customers”.  As a result of adoption, we have changed the presentation of certain costs related to investment banking transactions and certain administrative costs associated with RJBDP from a net presentation within revenues to a gross presentation.  These changes were made on a prospective basis beginning with our first fiscal quarter of 2019 and did not have an impact on our pre-tax income.  The related expenses, which were previously netted against Investment banking revenues and Account and service fees, are now presented in Professional fees and Other expenses in our Consolidated Statements of Income.

4.
We have reclassified certain revenues among income statement line items and renamed certain line items. See the Report on Form 8-K dated November 28, 2018 (available at www.sec.gov) for additional information. In addition, we have reclassified certain expenses between income statement line items and present Professional fees separately from Other. Prior period results have been conformed to the current presentation.

5.
Professional fees include audit fees, non-technology-related consulting fees and external legal fees (excluding legal or regulatory provisions) which were previously included within Other expense in our Consolidated Statements of Income. Professional fees also include, prospectively upon adoption of new accounting guidance on October 1, 2018, deal-related expenses which were previously netted against Investment banking revenues.

6.	The offset for the net gain/(loss) attributable to noncontrolling interests is in Other expenses. Prior period results have been conformed to the current presentation.

7.	The quarter and year ended September 30, 2019 includes a $19 million impairment charge associated with our Canadian Capital Markets business.

8.
The current fiscal year includes a loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities and the prior fiscal year includes expenses associated with our November 2017 acquisition of Scout Investments and its Reams Asset Management division.

9.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

10.
Computed by dividing net income (or annualized net income where applicable) by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing adjusted net income (or annualized adjusted net income where applicable) by adjusted average equity for each respective period.

11.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

12.
Computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

13.	Estimated.

14.	Money market funds were discontinued as a sweep option during the third fiscal quarter of 2019. Balances in those funds were converted to RJBDP or reinvested by the client.

15.
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, and certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

16.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at RJ Bank and various third-party banks. Fees earned by PCG on RJ Bank deposits are eliminated in consolidation.

17.	The average yield is presented on a tax-equivalent basis for each respective period.

18.
The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

19.
For quarterly periods, computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the annual periods, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated fiscal year to the beginning of the year total and dividing by five. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.